As filed with the Securities and Exchange Commission on April 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TWIN VEE POWERCATS CO.

(Exact name of registrant as specified in its charter)

Delaware	27-1417610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3101 S. US-1

Ft. Pierce, Florida 34982
(772) 429-2525

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

TWIN VEE POWERCATS CO. AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

(Full title of the Plan)

Joseph C. Visconti

President and Chief Executive Officer

Twin Vee Powercats Co.
3101 S. US-1

Ft. Pierce, Florida 34982

(772) 429-2525

Joseph C. Visconti

President and Chief Executive Officer

Twin Vee Powercats Co.
3101 S. US-1

Ft. Pierce, Florida 34982

(772) 429-2525

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 885-5000 (Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Twin Vee Powercats Co. (the “Registrant” or the “Company”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 428,400 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s Amended and Restated 2021 Stock Incentive Plan (the “Plan”) pursuant to an “evergreen” provision contained therein, as follows: 428,400 shares of Common Stock, which equals 4.5% of the total number of shares of Common Stock outstanding on December 31, 2022, were automatically added to the shares authorized for issuance under the Plan on January 1, 2023. These additional shares of Common Stock are securities of the same class as other securities for which the registration statement on Form S-8 has been previously filed with the Securities and Exchange Commission (the “Commission”), which is described below. As disclosed above, these additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the Plan, which provides that the total number of shares subject to such plans will be increased each year on January 1; provided, however that the Registrant’s Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.

The Registrant’s Form S-8 Registration Statement filed with the Commission on May 17, 2022 (File No. 333-265016) and the Registrant’s Form S-8 Registration Statement filed with the Commission on July 23, 2021 (File No. 333-258129), which relate to the Plan, are each incorporated herein by reference and made a part hereof.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part 1 will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 001-40623) filed with the Commission on March 30, 2023;

●	the Registrant’s Current Report on Form 8-K filed with the SEC on January 17, 2023 (other than as indicated therein);

●	The description of the Registrant’s Common Stock set forth in: (i) the Registrant’s registration statement on Form 8-A (Commission File No. 001-40623) filed with the SEC on July 16, 2021, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Commission File No. 001-40623) filed with the Commission on March 30, 2023; and

●	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit	Description
3.1	Certificate of Incorporation of Twin Vee Powercats Co. (Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-255134))
3.2	Bylaws of Twin Vee Powercats Co. (Incorporated by reference to Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1, filed on April 8, 2021 (File No. 333-255134))
5.1*	Opinion of Blank Rome LLP regarding legality of shares of common stock
23.1*	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Blank Rome LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (contained on signature page hereto)
99.1	Twin Vee Powercats Co. Amended and Restated 2021 Stock Incentive Stock Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on June 2, 2021 (File No. 333-255134)
99.2	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the Amended and Restated 2021 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on June 2, 2021 (File No. 333-255134)
107*	Filing Fee Table

______________________

* Filed herewith.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Pierce, Florida, on the 25th day of April, 2023.

TWIN VEE POWERCATS CO.

By:	/s/ Joseph C. Visconti
Name:	Joseph C. Visconti
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Joseph C. Visconti as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph C. Visconti	Chief Executive Officer and President
Joseph C. Visconti	(Principal Executive Officer)	April 25, 2023

/s/ Carrie Gunnerson	Chief Financial Officer (Principal Financial Officer and
Carrie Gunnerson	Principal Accounting Officer)	April 25, 2023

/s/ Preston Yarborough	Vice President and Director
Preston Yarborough		April 25, 2023

/s/ James Melvin	Director
James Melvin		April 25, 2023

/s/ Neil Ross	Director
Neil Ross		April 25, 2023

/s/ Bard Rockenbach	Director	April 25, 2023
Bard Rockenbach

/s/ Kevin Schuyler	Director	April 25, 2023
Kevin Schuyler